Exhibit 5.1

[●] 2024

To:	Board of Directors

TE Connectivity plc

10 Earlsfort Terrace

Dublin 2

D02 T380

Board of Directors

TE Connectivity Ltd

Mühlenstrasse 26

CH-8200 Schaffhausen

Switzerland

Re:	TE Connectivity plc – Form S-4 Registration Statement

Dear Sirs,

1.	Basis of Opinion

We are acting as Irish counsel to the TE Connectivity plc, registered number 571909, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380 (the “Company”), in connection with the Registration Statement on Form S-4 to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around [18 March] 2024, (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

We refer in particular to the registration by the Company of up to [●] ordinary shares of US$0.01 par value per share (the “Shares”) of the Company pursuant to the Registration Statement (such Shares to be issued pursuant to a Swiss law governed merger (the “Merger”) agreement (the “Merger Agreement”) entered into between the Company and TE Connectivity Ltd., a Swiss company limited by shares, on [●] 2024).

1.1	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of, and we express no opinion as to the laws of, any other jurisdiction or their effect on this Opinion.

1.2	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.3	As Irish counsel to the Company in connection with the registration of the Shares, we have examined:

(a)	the documents listed in Schedule 1 (the “Schedule”) to this opinion (the “Documents”);

(b)	the searches listed at section 1.5 below (the “Searches”).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by email in pdf or other electronic format.

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on [●] 2024 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company, mortgages, debentures, or similar charges or notices thereof and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2	the issuance and allotment of the Shares has been duly authorised pursuant to resolutions of the board of directors of the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

The Registration Statement

3.1	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Shares are offered, issued and sold, the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2	that any Shares will be allotted and issued in the manner stated in the Registration Statement and in accordance with the appropriate resolutions and authorities of the shareholders and directors of the Company to be passed prior to the completion of the Merger Agreement (“Completion”);

3.3	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.4	that any issue of Shares will be in compliance with the Companies Act 2014 of Ireland as amended (the “Companies Act”), the Irish Takeover Panel Act, 1997, Takeover Rules 2022, and all other applicable Irish company, takeover, securities, prospectus, market abuse and insider dealing laws and other rules and regulations;

3.5	that, as at the time of the issue of any Shares, such issue shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

Authenticity and bona fides

3.6	the completeness and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.7	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.8	that the Memorandum and Articles of Association of the Company included in the Registration Statement as [Annex B] (the “Memorandum and Articles of Association”) will be adopted by the shareholders of the Company and will be the Memorandum and Articles of Association at the time of the issuance of the Shares;

3.9	that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.10	that the Merger, a cross-border merger pursuant to Art. 3 e/ of the Swiss Act on Merger, Demerger, Transformation and Transfer of Assets (Fusionsgesetz) (Merger Act, “MerA”) and Art. 163b, 163c and 164 of the Swiss Federation Private International Law Act (IPRG) (“PILA”) (emigration merger by absorption), as well as the applicable laws of Ireland has been duly authorised and approved;

Resolutions and Authorisations

3.11	all shareholder resolutions required to authorise the issuance of the Shares will have been validly passed prior to Completion, and shall not have been revoked, rescinded or amended;

3.12	that, at the time of issue of any Shares, the authority of the Company and the board of directors of the Company to issue the Shares, as Memorandum and Articles of Association and the Companies Act is in full force and effect and the board of directors of the Company will have taken all necessary corporate action, including the adoption of a resolution or resolutions of the board in the form and content as required by applicable law, to approve the issuance and terms of the Shares, the consideration to be received therefor, if any, and the execution thereof, and related matters (the “Authorisation”); and

3.13	that the Shares will have been duly authorised, established, certificated, executed, delivered, countersigned and registered, as applicable, in accordance with the provisions of the Articles of Association, applicable law, if any, and the Authorisation.

Accuracy of searches and warranties

3.14	the accuracy and completeness of the information disclosed in the Searches and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company; and

3.15	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and to the use of our name in the proxy statement/prospectus that is part of the Registration Statement.

The Opinion is governed by and construed in accordance with the laws of Ireland as at the date of this Opinion.

5.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully

/s/ Arthur Cox LLP

ARTHUR COX LLP

Schedule 1

The Documents

1.	A copy of the Registration Statement.

2.	Deed poll relating to all the assets and liabilities of TE Connectivity Ltd. dated [●] 2024 regarding, among other things, the merger pursuant to Swiss law.

3.	The Merger Agreement dated [18 March] 2024 and entered into by the Company and TE Connectivity Ltd.

4.	A copy of the resolution of the board of directors of the Company dated [12 March] 2024 regarding the approval and adoption of, among other things, the Merger Agreement, the issue of Shares in the Company and the approval and filing of the Registration Statement with the SEC.

5.	A corporate certificate of the company secretary of the Company dated [●] 2024.

6.	A copy of the memorandum and articles of association of the Company in its current form effective [●] 2024.

7.	A copy of the Memorandum and Articles of Association (to be adopted prior to the issuance of the Shares).

8.	A copy of the Certificate of Incorporation of the Company dated [●] 2024.

9.	Letter of Status from the Irish Companies Registration Office dated [●] 2024.